UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2021

KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue
Clearwater	,	Florida	33755
(Address of Principal Executive Offices)			(Zip Code)
(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 1, 2021 (the “Closing Date”), KnowBe4, Inc. (“KnowBe4” or the “Company”) completed the previously announced acquisition of SecurityAdvisor Technologies, Inc. (“SecurityAdvisor”), pursuant to the Agreement and Plan of Merger dated as of October 20, 2021 (the “Merger Agreement”), by and among the Company, Sea Lion Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”) and Sea Lion Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), SecurityAdvisor, and Fortis Advisors, LLC, as representative of the holders of equity securities of SecurityAdvisor. On the Closing Date, pursuant to the Merger Agreement, Merger Sub I merged with and into SecurityAdvisor (the “First Merger”), with SecurityAdvisor surviving the First Merger and continuing as a wholly owned subsidiary of the Company. Immediately following the First Merger, SecurityAdvisor merged (such second merger together with the First Merger, the “Mergers”) with and into Merger Sub II, with Merger Sub II continuing as a wholly owned subsidiary of the Company. At the effective time of the Second Merger, Merger Sub II was renamed SecurityAdvisor Technologies, LLC.
At closing, the Company paid $22.5 million in cash and issued 1,194,957 shares of Class A common stock (the “Stock Consideration”), a portion of which is held in escrow according to the terms of the Merger Agreement. An aggregate of 653,880 shares of KnowBe4’s Class A common stock are to be issued, pursuant to KnowBe4’s equity incentive plan, to certain employees of SecurityAdvisor beginning on the first anniversary of closing subject to vesting conditions based on continued employment with KnowBe4 and certain future performance targets.
The Merger Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 21, 2021 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.
On November 3, 2021, KnowBe4 issued a press release announcing its financial results for the quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (“the Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosures set forth in Item 2.01 with respect to the issuance of the Stock Consideration above are incorporated by reference into this Item 3.02.
Pursuant to the Merger Agreement, KnowBe4 issued the Stock Consideration solely to those individuals who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act, in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The shares of Class A common stock issued as Stock Consideration are restricted securities for purposes of Rule 144 under the Securities Act and subject to certain requirements restricting the resale of such shares, including certain holding period requirements. KnowBe4 did not engage in general solicitation or advertising with regard to the issuance and sale of the Class A common stock issued as Stock Consideration.

Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated October 20, 2021, by and among KnowBe4, Inc., Merger Sub I, Merger Sub II, SecurityAdvisor and Fortis Advisor, LLC
99.1	Press Release dated November 3, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: November 3, 2021
	By:	/s/ Krish Venkataraman
Krish Venkataraman
Co-President & Chief Financial Officer
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